Exhibit 4.1

3D SYSTEMS CORPORATION

And

COMPUTERSHARE TRUST COMPANY, N.A.

Rights Agreement

Dated as of December 9, 2008

TABLE OF CONTENTS

Page

Section 1.Definitions.	1

Section 2.Appointment of Rights Agent.	6

Section 3.Issue of Right Certificates.	6

Section 4.Form of Right Certificates.	9

Section 5.Countersignature and Registration.	9

Section 6.Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.	9

Section 7.Exercise of Rights; Purchase Price; Expiration Date of Rights.	10

Section 8.Cancellation and Destruction of Right Certificates.	11

Section 9.Availability of Series A Preferred Shares.	11

Section 10.Series A Preferred Shares’ Record Date.	12

Section 11.Adjustment of Purchase Price, Number of Shares or Number of Rights.	13

Section 12.Certificate of Adjusted Purchase Price or Number of Shares.	19

Section 13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power.	19

Section 14.Fractional Rights and Fractional Shares.	20

Section 15.Rights of Action.	21

Section 16.Agreement of Right Holders.	21

Section 17.Right Certificate Holder Not Deemed a Stockholder.	22

Section 18.Concerning the Rights Agent.	22

Section 19.Merger or Consolidation or Change of Name of Rights Agent.	23

Section 20.Duties of Rights Agent.	23

Section 21.Change of Rights Agent.	25

Section 22.Issuance of New Right Certificates.	26

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Section 23.Redemption.	26

Section 24.Exchange.	27

Section 25.Notice of Certain Events.	28

Section 26.Notices.	28

Section 27.Supplements and Amendments.	29

Section 28.Successors.	30

Section 29.Determinations and Actions by the Board of Directors, etc.	30

Section 30.Benefits of this Agreement.	30

Section 31.Severability.	30

Section 32.Governing Law.	30

Section 33.Counterparts.	31

Section 34.Descriptive Headings.	31

Section 35.Force Majeure.	31

  Exhibit A - Form of Certificate of Designations

  Exhibit B - Form of Right Certificate

  Exhibit C - Summary of Rights to Purchase Preferred Shares

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RIGHTS AGREEMENT

RIGHTS AGREEMENT dated as of December 9, 2008 between 3D SYSTEMS CORPORATION, a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on December 22, 2008 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Series A Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

Section 1. Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding; provided, however, that, notwithstanding any other provision of this Agreement, the term “Acquiring Person” shall not include (i) the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (ii) any Exempt Person (as defined below), or (iii) any other Person whose Beneficial Ownership of the Common Shares then outstanding increases solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person covered by this clause (iii) or any affiliate or Associate of such Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional Common Shares such person does not beneficially own 15% or more of the Common Shares then outstanding.  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become an  Acquiring Person inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), or, in the case of any Derivative Securities underlying a transaction entered into by such Person or otherwise acquired by such Person or any Affiliate or Associate of such Person, such Person terminates such transaction or otherwise disposes of such Derivative Securities, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(c) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns, within the meaning of Rule 13d−3 of the General Rules and Regulations promulgated under the Exchange Act as in effect on the date of this Agreement;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any condition, whether or not within the control of such Person, Affiliate or Associate) pursuant to any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights existing from time to time under this Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing) other than a Derivative Security; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14(a), and (2) other than a Derivative Security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) of this Agreement) or disposing of any securities of the Company;

(iv) which are Derivative Securities; provided that the number of Common Shares deemed beneficially owned as a result of such Derivative Securities shall equal the number of Common Shares that are synthetically owned pursuant to the derivative transactions underlying such Derivative Securities.

Notwithstanding any other provision of this definition of Beneficial Ownership, (i) the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder if the right to acquire such securities were fully and effectively exercised and (ii) nothing in this Section 1(d) shall cause a Person engaged in business as a bona fide underwriter of securities to be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $.001 per share, of the Company.  “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Derivative Securities” shall mean:

(A) securities underlying a derivative transaction entered into by a Person, or derivative securities acquired by a Person, which give such Person the economic equivalent of ownership of an amount of securities in the Company due to the fact that the value of the derivative transaction is explicitly determined by reference to the price or value of securities in the Company, without regard to whether (i) such derivative securities convey any voting rights in securities in the Company to such Person, (ii) such derivative securities are required to be, or capable of being, settled through delivery of securities in the Company, or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative securities;

(B) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Person, the purpose or effect of which is to give such Person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions;

(C) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Person has or shares a right to vote any shares of any class or series of the Company; or

(D) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”).

(i) “Distribution Date” shall mean the earlier of (x) the Close of Business on the tenth day after the Shares Acquisition Date and (y) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer the consummation of which would result in such Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the Record Date for the issuance of the Rights.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exchange Ratio” shall have the meaning set forth in Section 24(a) of this Agreement.

(l) “Exempt Person” shall mean (i) St. Denis J. Villere & Company, L.L.C., (ii) T. Rowe Price Associates, Inc., (iii) The Clark Estates, Inc., (iv) Daruma Asset Management, Inc., (vi) G. Walter Loewenbaum, II, (vii) Kevin S. Moore, and (viii) any Affiliate or Associate of any of the foregoing; provided, however, that any such Person shall cease to be an Exempt Person hereunder at such time as such Person may be required to make a filing on Schedule 13D under Rule 13d-1 of the General Rules and Regulations promulgated under the Exchange Act, or an amendment to a previously filed Schedule 13D, in which the purpose or purposes described in response to Item 4 of such Schedule 13D or such amendment, as applicable, is other than passive investment in the securities of the Company.

(m) “Final Expiration Date” shall mean the earlier to occur of (i) December 22, 2011, or such later date as approved by the independent members of the Board of Directors of the Company (so long as such determination is made prior to December 22, 2011), or (ii) December 22, 2018.

(n)  “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(o) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, association, trust, syndicate or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any unincorporated group of individuals or entities that, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(p) “Preferred Shares” shall mean shares of Preferred Stock, par value $.001 per share, of the Company authorized to be issued pursuant to the Company’s Certificate of Incorporation, as amended from time to time, other than the Series A Preferred Shares (as defined below) or the shares of any other class of Preferred Stock issued and outstanding from time to time.

(q) “Purchase Price” shall have the meaning set forth in Section 4 of this Agreement.

(r) “Record Date” shall have the meaning set forth in the second paragraph of this Agreement.

(s) “Redemption Date” shall have the meaning set forth in Section 7(a) of this Agreement.

(t) “Redemption Price” shall have the meaning set forth in Section 23(a) of this Agreement.

(u) “Reduced Threshold” shall have the meaning set forth in Section 27 of this Agreement.

(v) “Right” shall have the meaning set forth in the second paragraph of this Agreement.

(w) “Right Certificate” shall mean a Right Certificate, in substantially the form of Exhibit B to this Agreement, evidencing one Right for each issued and outstanding Common Share.

(x) “Security” shall mean the Common Shares, the Series A Preferred Stock, any other class or series of the Company’s Preferred Stock or any other class of capital stock then outstanding, and prior to any Distribution Date the Rights.

(y) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(z) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(aa) “Summary of Rights” shall have the meaning set forth in Section 3(b) of this Agreement.

(bb) “Trading Day” shall mean a day on which the principal national securities exchange on which a Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange but is quoted on an over-the-counter market, a day on which such over-the-counter market  is in operation or if the Security is neither listed nor admitted to trading on any national securities exchange or any over-the-counter market, a Business Day.

Section 2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates.

(a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 3(d) of this Agreement) by the Common Shares registered in the names of the holders thereof, whether or not represented by certificates for Common Shares issued to any such holder (which Common Shares shall also be deemed to represent Right Certificates), and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(b) As promptly as practicable after the Record Date, the Company will furnish a copy of a Summary of Rights to Purchase Series A Preferred Shares, in substantially the form of Exhibit C to this Agreement (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date.  At any time following the Record Date, the Company will furnish a copy of the Summary of Rights to any record holder of Common Shares who requests a copy of the Summary of Rights, at the address of such holder shown on the records of the Company.

(c) Rights shall be issued in respect of, and attached to, all Common Shares issued from the Company’s authorized but unissued shares (or transferred or delivered from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the earliest to occur of the Distribution Date, the Redemption Date or the Final Expiration Date, the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding, whether they are held in the Company’s treasury or otherwise retired, and any Rights associated with such Common Shares shall be deemed cancelled and retired unless and until the Company reissues those Common Shares from its treasury or otherwise.  From and after the Record Date until the earliest to occur of the Distribution Date, the Redemption Date or the Final Expiration Date all outstanding Company Shares shall include the following legends:

(i) Common Shares registered in the name of the holder thereof in the records of the transfer agent for the Company’s Common Shares, whether so registered in certificated or uncertificated form, and confirmation and account statements sent to holders of Common Shares held in book-entry or uncertificated form shall bear the following legend:

The shares of Common Stock, par value $.001 per share, of 3D Systems Corporation (the “Corporation”) entitle the holder thereof to certain Rights as set forth in a Rights Agreement between the Corporation and Computershare Trust Company, N.A., dated as of December 9, 2008 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates. The Corporation will mail (or cause the Rights Agent to mail) to the holder of shares to which this statement relates a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights issued to an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may be null and void.  The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.

As set forth in Section 3(a), with respect to Common Shares in book-entry form, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Shares shall be evidenced by such Common Shares alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such Common Shares shall also constitute the transfer of the Rights associated with such shares of Common Shares.

(ii) In the case of certificated shares, certificates for Common Shares which are issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between 3D Systems Corporation (the “Corporation”) and Computershare Trust Company, N.A., as Rights Agent, dated as of December 9, 2008, as it may be amended from time to time  (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.  Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail (or cause the Rights Agent to mail) to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor.  As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

As set forth in Section 3(a), with respect to such certificates as are issued or outstanding prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(d) Upon the occurrence of a Distribution Date, the Rights will cease to be attached to and to be a part of the Common Shares and will become a separate Security of the Company.  As soon as practicable after the Distribution Date, subject to Section 11(a)(ii), the Company will cause the Rights owned by each holder of record of the Common Shares at the Close of Business on the Distribution Date to be recorded on the records of the Rights Agent as Rights owned of record by such holders and will prepare and execute  for each holder of record of Rights who requests certificated Rights, and cause the Rights Agent to countersign, and the Company will thereafter send or cause to be sent to each such record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B to this Agreement (a “Right Certificate”), evidencing one Right for each Common Share then so held.  All other Rights shall be recorded in the records of the Rights Agent as uncertificated Rights.  As of the Distribution Date, certificated Rights will be evidenced solely by such Right Certificates, and uncertificated Rights will be evidenced by book entries in the records of the Rights Agent.

Section 4. Form of Right Certificates.  Rights may be issued in certificated or uncertificated form, and after the Distribution Date, any Rights issued in certificated form shall be represented by Right Certificates (and the forms of election to purchase Series A Preferred Shares and of assignment to be printed on the reverse thereof) in substantially the form of Exhibit B to this Agreement. Right Certificates may be issued with such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange, trading market or automated quotation system on which the Right Certificates may from time to time be listed, or to conform to customary usage.  Subject to the provisions of Section 22 of this Agreement, any Right Certificates evidencing Rights associated with Common Shares outstanding on the Record Date shall be dated as of the Record Date, any Rights associated with Common Shares issued after the Record Date shall be dated the date of issuance of such Common Shares, and, in any case, each Right Certificate on their its shall entitle the holder thereof to purchase such number of one one-hundredths (0.01) of a Series A Preferred Share as shall be set forth therein at the price per one one-hundredth of a Series A Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Series A Preferred Share and the Purchase Price shall be subject to adjustment as provided in this Agreement.

Section 5. Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a duly elected or appointed officer of the Company authorized to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights.  Such books shall show the names and addresses of the respective holders of record of the Rights, the number of Rights held of record by each holder of the Rights and the date of the issuance of each Right. Subject to the provisions of Section 14 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights and any Right Certificate or Right Certificates (other than Rights and Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) of this Agreement or that have been exchanged pursuant to Section 24 of this Agreement) may be transferred, split up, combined or exchanged for whole or factional Rights or for another Right Certificate or Right Certificates.  Any registered holder desiring to transfer, split up, combine or exchange any Right, Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon, for any certificated Right, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The holder of record of any Right, whether or not certificated, may exercise the Rights so held of record (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate if certificated evidencing such Rights, with the form of election to purchase on the reverse side thereof duly executed, together with payment of the Purchase Price or if not certificated, with a form of election to purchase substantially in the form printed on the reverse side of a Right Certificate duly executed, together with payment of the Purchase Price to the Rights Agent at the principal office of the Rights Agent, for each one one-hundredth of a Series A Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 of this Agreement (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 of this Agreement.

(b) The Purchase Price for each one one-hundredth of a Series A Preferred Share purchasable pursuant to the exercise of a Right shall initially be $55.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 of this Agreement, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 of this Agreement by certified check, cashier’s check or immediately available funds or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Series A Preferred Shares certificates for the number of Series A Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Series A Preferred Share as are to be purchased (in which case certificates for the whole number of Series A Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Series A Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Series A Preferred Shares in accordance with Section 14 of this Agreement; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 of this Agreement.

(e) Notwithstanding any other provision of this Agreement,  any and all Rights outstanding at the Close of Business on the Final Expiration Date shall expire, without any consideration or payment being due to the holders thereof.

Section 8. Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its duly authorized agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company that complies with the document retention policies of the Company and the Rights Agent, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9. Availability of Series A Preferred Shares.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 of this Agreement.

(b) The Company shall use all reasonable efforts to (i) file, as soon as practicable following the earliest date after any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed 120 days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(c) The Company covenants and agrees that, subject to the payment by the holders thereof of an amount of Purchase Price not less than the aggregate par value of each fraction of a share of Series A Preferred Stock to be issued upon the exercise of Rights, it will take all such action as may be necessary to ensure that all Series A Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Series A Preferred Shares, be duly and validly authorized and issued and fully paid and nonassessable shares.

(d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Series A Preferred Shares upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts or entries in the records of the transfer agent for the Series A Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Series A Preferred Shares or depositary receipts or entries in the records of the transfer agent for Series A Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Series A Preferred Shares’ Record Date.  Each Person in whose name any certificate is issued or entry is made in the records of the Company or its transfer agent for a number of Series A Preferred Share upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of whole number of the Series A Preferred Shares represented thereby on, and such certificate or entry in the records of the transfer agent shall be dated, the date upon which Rights were duly exercised or the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was in either case made; provided, however, that, if the date of such exercise or surrender and payment is a date upon which the transfer books of the Company for the Series A Preferred Shares are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or entry in the records of the transfer agent shall be dated, the next succeeding Business Day on which the transfer books of the Company related to Series A Preferred Shares are open.  Prior to the exercise of the Rights and the recording in the records of the transfer agent of the issuance of the Series A Preferred Shares acquired upon such exercise, the holder of a Right shall not be entitled to any rights of a stockholder of the Company with respect to shares of Series A Preferred Stock for which the Rights shall be exercisable or Common Shares for which they may be exchangeable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number of Series A Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Series A Preferred Shares payable in Series A Preferred Shares, (B) subdivide the outstanding Series A Preferred Shares, (C) combine the outstanding Series A Preferred Shares into a smaller number of Series A Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Series A Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company related to the Series A Preferred Shares were open; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the fraction of a share of capital stock of the Company issuable upon exercise of one Right.

If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of record of a Right (other than a Right beneficially owned by such Acquiring Person or any Affiliate or Associate of such Acquiring Person) shall thereafter have a right to receive, in accordance with the terms of this Agreement and in lieu of Series A Preferred Shares or fractions thereof issuable upon the exercise of such Right, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Series A Preferred Share for which a Right is then exercisable, and dividing that product by (B) 50% of the then current per share market price of a Common Share of the Company (determined pursuant to Section 11(d) of this Agreement) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person while the Rights are outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the then outstanding Rights.

From and after the date that any Person becomes an Acquiring Person, any Rights that are or become beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any such holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, whether or not such Rights are deemed to be attached to any Common Shares beneficially owned by such Acquiring Person.  Any Common Shares reflected in the records of the Company or its transfer agent for Common Shares that also includes or is deemed to represent pursuant to Section 3 of this Agreement any Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof shall be deemed to be void as it relates to such Rights, and any Right Certificate issued to or beneficially owned by such Acquiring Person or any Associate or Affiliate thereof shall be deemed to be void pursuant to this Section 11(a)(ii).

(iii) In the event that there shall not be sufficient Common Shares available for issuance to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall use all reasonable efforts to take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights in accordance with subparagraph (ii) above.  In the event the Company shall, after good faith effort, be unable to effect all such action as may be necessary to so authorize the issuance of such additional Common Shares, the Company shall use all reasonable efforts to substitute, for each Common Share that would otherwise be issuable upon exercise of a Right in accordance with subparagraph (ii) above, a number of Series A Preferred Shares or fractions thereof such that the then current per share market price of one Series A Preferred Share (determined pursuant to Section 11(d) of this Agreement) multiplied by such number or fraction would be equal to the then current per share market price of one Common Share as of the date of issuance of such Series A Preferred Shares or fractions thereof.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series A Preferred Shares (or shares having the same rights, privileges and preferences as the Series A Preferred Shares (“equivalent Series A Preferred Shares”)) or securities convertible into Series A Preferred Shares or equivalent Series A Preferred Shares at a price per Series A Preferred Share or equivalent Series A Preferred Share (or having a conversion price per share, if a security convertible into Series A Preferred Shares or equivalent Series A Preferred Shares) less than the then current per share market price of the Series A Preferred Shares issued and outstanding on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series A Preferred Shares outstanding on such record date and the denominator of which shall be sum of the number of Series A Preferred Shares outstanding on such record date plus the number of additional Series A Preferred Shares and/or equivalent Series A Preferred Shares that would be outstanding if all of such rights, options or warrants were duly exercised and all of such convertible securities were duly converted; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the fraction of a share of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.  Series A Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed and such rights, options, warrants or convertible securities are so issued.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Series A Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Series A Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) of this Agreement), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Series A Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Series A Preferred Share and the denominator of which shall be such then-current per share market price of the Series A Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the fraction of a share of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed and any such distribution is so made.

(d)

(i) For the purpose of any computation hereunder, the “current per share market price” of any Security (other than the Series A Preferred Shares) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days that end at the Close of Business on the Trading Day immediately prior to such date; provided, however, that, in the event that the Trading Days during which such current per share market price is being determined include a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days the ex-dividend date for such dividend or distribution occurs, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security after giving effect to such event.  The closing price for each day shall be either (x) the last sale price, regular way, or, in case no such sale takes place on such day, ,the average of the bid and asked prices, regular way, in either case reported as of 4:00 P.M. Eastern time in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or such other principal national securities exchange on which the Security is listed or admitted to trading or, (y) if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or, (z) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors.  If the current per share market price of the Security cannot be determined in the manner provided in clauses (x), (y) or (z) above, or if the Security is not publicly held or not so listed or traded, “current per share market price” of the Security shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation under this Agreement of the “current per share market price” of the Series A Preferred Shares then outstanding, if (x) the Series A Preferred Shares are then listed or admitted to trading on NASDAQ or another principal national securities exchange or are traded in an over-the-counter market, such current per share market price shall be determined in accordance with the method set forth in Section 11(d)(i), (y)  the Series A Preferred Shares are not then publicly traded, the “current per share market price” of the Series A Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) of this Agreement (appropriately adjusted to reflect any stock split, stock dividend or similar transaction relating to the Common Shares occurring after the date of this Agreement), multiplied by one hundred, and (z) if neither the Common Shares nor the Series A Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Notwithstanding any other provision of this Agreement, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price as then in effect; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Series A Preferred Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) of this Agreement, the holder of any Right thereafter exercised shall become entitled to receive any shares of  capital stock of the Company other than Series A Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any such Right then outstanding and exercisable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Shares contained in Section 11(a) through Section 11(c) of this Agreement, inclusive, and the provisions of Sections 7, 9, 10 and 13 of this Agreement with respect to the Series A Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Series A Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Series A Preferred Share (calculated to the nearest one one-millionth of a Series A Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in lieu of any adjustment in the number of one one-hundredths of a Series A Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment shall be exercisable for the number of one one-hundredths of a Series A Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment (a “Prior Right”) shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by multiplying each Prior Right by the amount obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if any Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 of this Agreement, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Series A Preferred Share issuable upon the exercise of the Rights, any Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Series A Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value of the Series A Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series A Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Series A Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series A Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Series A Preferred Shares, issuance wholly for cash of any Series A Preferred Shares at less than the current market price, issuance wholly for cash of Series A Preferred Shares or securities which by their terms are convertible into or exchangeable for Series A Preferred Shares, dividends on Series A Preferred Shares payable in Series A Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) of this Agreement, hereafter made by the Company to holders of the Series A Preferred Shares shall not be taxable to such stockholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, the number of one one-hundredths of a Series A Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Series A Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or 13 of this Agreement, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Series A Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, furnish a brief summary thereof to each holder of record of a Right in accordance with Section 25 of this Agreement.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  In the event that, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole at the time that such transaction occurs) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of record of a Right (except as otherwise provided in Section 11(a)(ii)) shall thereafter have the right to receive, (x) Series A Preferred Shares upon the exercise of such Right at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Series A Preferred Share for which such Right is then exercisable in accordance with the terms and conditions of this Agreement, or (y) such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Series A Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) of this Agreement) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 of this Agreement) in connection with such consummation as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to the Series A Preferred Shares or Common Shares of the Company thereafter deliverable upon the exercise of the Rights, as the case may be.  The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or, from and after the Distribution Date and prior to the earlier to occur of the Redemption Date and the Final Expiration Date, to distribute Right Certificates which evidence fractional Rights.  If the Company elects not to issue such fractional Rights, from and after the Distribution Date and prior to the earlier to occur of the Redemption Date and the Final Expiration Date, the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the amount that such fraction of a Right bears to the then current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be determined in the manner set forth in Section 11(d)(i).

(b) Except as otherwise provided in this subsection (b), the Company shall not be required to issue fractions of Series A Preferred Shares upon exercise of the Rights or to distribute certificates or make any entries in the records of the transfer agent that evidence fractional Series A Preferred Shares.  Fractions of Series A Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of fractional Series A Preferred Shares represented by such depositary receipts, and holders of such depository receipts may aggregate them for the purpose of enabling such holders to become holders of record of whole Series A Preferred Shares represented by such aggregated receipts.  If the Company elects not to issue such depository receipts, the Company shall pay, in lieu of such fractional Series A Preferred Shares, to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the amount that such fraction of a Series A Preferred Share bears to the then current market value of one whole Series A Preferred Share.  For the purposes of this Section 14(b), the current market value of a Series A Preferred Share shall be the closing price of a Series A Preferred Share (as determined pursuant to Section 11(d)(ii) of this Agreement) for the Trading Day immediately prior to the date on which such exercise of Rights occurs.

(c) Notwithstanding any other provision of this Agreement, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates or make any entries in its records or  the records of its transfer agent which evidence fractional Common Shares.  The Company shall pay, in lieu of fractional Common Shares, to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the amount that such fraction of a Common Share bears to the then current market value of one whole Common Share.  For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date on which such exercise of Rights occurs

Section 15. Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent pursuant to Section 18 of this Agreement, are vested in the respective registered holders of the Rights (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights in the manner provided in this Agreement or in any Right Certificate of which such holder is the registered holder.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights will be evidenced by the balances indicated in the records of the transfer agent for the Common Shares registered in the names of the holders of the Common Shares (which Common Shares shall, as set forth in Section 3, also be deemed to represent Rights whether or not such Common Shares are in certificated or uncertificated form) and, in the case of certificated Common Shares, the certificates for Common Shares registered in the names of the holders of Common Shares shall also evidence the Rights associated with such Common Shares, and each Right will be transferable only in connection with the transfer of Common Shares.

(b) After the Distribution Date, the Rights shall be recorded on the books of the Rights Agent, in either certificated or uncertificated form, registered in the name of the holder of each such Right.  Any Right Certificates issued to evidence Rights will be registered in the name of the registered holder of the Rights evidenced thereby and will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

(c) The Company and the Rights Agent may deem and treat the person in whose name the Rights or any Right Certificate (or, prior to the Distribution Date, the associated Common Shares that represent such Rights) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on any certificate representing such Common Shares or on any Right Certificate representing such Rights made by anyone other than the Company, its transfer agent or the Rights Agent) for all purposes whatsoever, and neither the Company, any transfer agent  nor the Rights Agent shall be affected by any notice to the contrary.

(d) Notwithstanding any other provision of this Agreement, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

(e) Except as otherwise provided in Section 14, each holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 17. Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights or any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series A Preferred Shares, any Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 of this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights, whether held in certificated or uncertificated form, shall have been exercised in accordance with the provisions of this Agreement and the holder thereof shall have been recorded as the registered holder of the securities issued upon exercise or exchange of the Rights on the books of the Company or the transfer agent for such securities, as the case may be.

Section 18. Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Series A Preferred Shares or Common Shares or any balance indicated in the records of the transfer agent, or, for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights and Right Certificates issued to evidence Rights, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) of this Agreement) or any adjustment in the terms of the Rights (including any adjustment required under the provisions of Sections 11 or 13 or the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 of this Agreement, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series A Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series A Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

Section 21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Series A Preferred Shares by registered or certified mail, and to the holders of record of the Rights and any Right Certificates issued to evidence Rights by first-class mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Series A Preferred Shares by registered or certified mail, and to the holders of the Rights and any Right Certificates issued to evidence Rights by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right, whether or not such Right is in certificated form (which holder shall, with such notice, submit any Right Certificate held by such holder for inspection by the Company), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or other entity organized and doing business under the laws of the United States or of any state of the United States so long as such corporation or other entity is authorized to do business as a banking institution in such other state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Series A Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights and any Right Certificates issued to evidence Rights.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption.

(a) The Board of Directors of the Company may, at its option, at any time prior to 10 days after such time that any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights that are not deemed to be void as provided in Section 11(a)(ii) at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall furnish a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 of this Agreement, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24. Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become and remain void pursuant to the provisions of Section 11(a)(ii) of this Agreement) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company effecting the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become and remain void pursuant to the provisions of Section 11(a)(ii) of this Agreement) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares available for issuance to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall make all reasonable efforts to take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.  In the event the Company shall, after good faith effort, be unable to effect all such actions, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Series A Preferred Shares or fraction thereof such that the then current per share market price of one Series A Preferred Share multiplied by such number or fraction is equal to the then current per share market price of one Common Share as of the date of issuance of such Series A Preferred Share or fraction thereof.

(d) Any fractions of Common Shares issuable pursuant to this Section 24 shall be handled in the manner provided for in Section 14(c).

Section 25. Notice of Certain Events.

(a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Series A Preferred Shares or to make any other distribution to the holders of the Series A Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Series A Preferred Shares rights or warrants to subscribe for or to purchase any additional Series A Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Series A Preferred Shares (other than a reclassification involving only the subdivision of outstanding Series A Preferred Shares), (iv) to effect any merger, consolidation or other combination into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole at the time of such transaction) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of record of a Right, in accordance with Section 26 of this Agreement, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Series A Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Series A Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Series A Preferred Shares, whichever shall be the earlier.

(b) In case an event of the type set forth in Section 11(a)(ii) of this Agreement shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of record of a Right, in accordance with Section 26 of this Agreement, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) of this Agreement.

Section 26. Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights and any Right Certificates issued to evidence Rights to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

3D Systems Corporation
333 Three D Systems Circle
Rock Hill, SC 29730
Attention:  Vice President, General Counsel and Secretary

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights and any Right Certificates issued to evidence Rights to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA  02021
Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights and any Right Certificates issued to evidence Rights shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.  The Company may from time to time supplement or amend any provision of this Agreement as the Board of Directors may deem necessary or desirable without the approval of any holders of certificates representing Common Shares, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement, and any such supplement or amendment is to be evidenced by a writing signed by the Company and the Rights Agent.  From and after such time as any Person becomes an Acquiring Person, the Company and the Rights Agent shall, if the Board of Directors so directs, supplement or amend this Agreement without the approval of any holder of Rights and any Right Certificates issued to evidence Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions of this Agreement in any manner which the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights and any Right Certificates issued to evidence Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person); provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) and 3(a) of this Agreement to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who beneficially owns a number of Common Shares equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Common Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) 0.001%.

Section 28. Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc.  For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the terms of this Agreement and the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.  The Board of Directors of the Company shall have the exclusive power, authority and discretion to administer this Agreement and to exercise all rights and powers specifically granted to such Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights, to amend the Agreement or to find or to announce publicly that any Person has become an Acquiring Person).  All such actions, calculations, interpretations and determinations (including, for purposes of clauses (i) and (iii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company or the Company (i) shall be within the discretion of the Board of Directors, (ii) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and any Right Certificates issued to evidence Rights and all other parties, and (iii) shall not subject the Board of Directors of the Company to any liability to the holders of the Rights and Right Certificates.

Section 30. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights and any Right Certificates issued to evidence Rights (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights and any Right Certificates issued to evidence Rights (and, prior to the Distribution Date, the Common Shares).

Section 31. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32. Governing Law.  This Agreement and each Right and any Right Certificate issued to evidence Rights issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 33. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 35. Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

3D SYSTEMS CORPORATION

By  /s/ Robert M. Grace, Jr.
Name:  Robert M. Grace,  Jr.
        Title:    Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By  /s/ Dennis V. Moccia
        Name:  Dennis V. Moccia
Title:    Manager, Contract Administration

Exhibit A

CERTIFICATE OF DESIGNATIONS OF
RIGHTS, PREFERENCES AND PRIVILEGES OF
SERIES A PREFERRED STOCK
OF
3D SYSTEMS CORPORATION

Pursuant to Section 151 of the Delaware General Corporation law

The undersigned hereby certifies that the following resolution has been adopted by the Board of Directors of 3D Systems Corporation, a Delaware corporation (the “Corporation”) as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on December 9, 2008;

RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board of Directors”) in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors hereby creates a new series of the previously authorized Preferred Stock, par value $.001 per share (the “Preferred Stock”) of the Corporation, and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be one million (1,000,000) shares of Series A Preferred Stock each of which shall have a par value of $0.001 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation that are by their terms convertible into Series A Preferred Stock.

Section 2.  Dividends and Distributions.

(a)           Subject to the rights of the holders of any shares of any series of Preferred Stock or other capital stock of the Corporation ranking senior in right of payment to the Series A Preferred Stock with respect to dividends (such securities being hereafter referred to as Senior Securities”), the holders of record of shares of Series A Preferred Stock outstanding from time to time, shall be entitled to receive cumulative preferential dividends, when, as and if declared by the Board of Directors out of funds legally available for the purpose in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation and any other class or series of capital stock ranking junior in right of payment of dividends to the Series A Preferred Stock (such securities being hereafter referred to as “Junior Stock”) in the amounts set forth below.

(b)           At any time that any Shares of Series A Preferred Stock are issued and outstanding, no dividend or distribution on the Common Stock or any other Junior Stock shall be declared, paid or set aside for payment on the Common Stock or such other class or series of Junior Stock unless amounts sufficient to effect such dividend or distribution to the holders of Common Stock and such other class or series of Junior Stock are available to make such dividend or distribution after giving effect to the amounts required to be paid or distributed to the holders of Series A Preferred Stock.  The Corporation shall declare each dividend or distribution to be made to the holders of record of Series A Preferred Stock in preference to and immediately prior to the time that it declares any similar dividend or distribution on the Common Stock or any other class or series of Junior Stock.

(c)           Dividends on each outstanding share of Series A Preferred Stock shall begin to accrue on a cumulative basis from the date on which such share shall become issued and outstanding and shall continue to accrue on a cumulative basis until the close of business on the day before such share of Series A Preferred Stock ceases to be outstanding.

(d)           Subject to the rights of the holders of any Senior Securities, before the Corporation shall declare or pay any dividend or make any distribution on the Common Stock or any other class or series of Junior Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions paid ratably to all holders of shares of Common Stock solely in shares of Common Stock), the Corporation shall declare, set aside and pay on each whole outstanding share of record of Series A Preferred Stock, a dividend or distribution in like kind equal to the Formula Number (as defined below) then in effect multiplied by the per share amount of such dividend or distribution to be declared and distributed on each share of the Common Stock or other Junior Stock.  As used herein and subject to adjustment as provided herein, the “Formula Number” shall be 100; provided, however, that if at any time after December 22, 2008, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable solely in shares of Common Stock, (ii) subdivide (by a stock split or otherwise), the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); provided further, that, if at any time after December 22, 2008, the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect the effect of such merger, reclassification or change so that each share or Series A Preferred Stock then outstanding shall continue to be the economic equivalent of the number of shares of Common Stock issued and outstanding prior to such merger, reclassification or change after adjusting the Formula Number.

(e)           Subject to the rights of the holders of any Senior Securities, before the Corporation shall declare or pay any dividend or make any distribution on the Common Stock or any other class or series of Junior Stock payable in cash, the Corporation shall declare, set aside and pay to each holder of record of each whole outstanding share of Series A Preferred Stock:

(i)           a dividend or distribution in an amount in cash (rounded to the nearest cent) equal to the Formula Number then in effect multiplied by the per share amount of such dividend or distribution to be declared and distributed on each share of the Common Stock or other Junior Stock; and

(ii)           a cash dividend on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the date on which such share of Series A Preferred Stock was first issued and became outstanding, in an amount per share (rounded to the nearest cent but not less than zero) equal to $1.00 per whole share of Series A Preferred Stock issued and outstanding less the per share amount of all cash dividends declared pursuant to clause (i) of this sentence before giving effect to the application of the Formula Number since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the date that any then outstanding shares of Series A Preferred Stock authorized pursuant to this Certificate of Designations were first issued and became outstanding.

(f)           The Board of Directors may fix a record date for the determination of holders of record of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior nor less than 10 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of record of outstanding shares of Series A Preferred Stock shall have the following voting rights:

(a)           Each holder of record of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b)           Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a)           Whenever any dividends or distributions required to be made to the holders of Series A Preferred Stock are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid amounts, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, the Corporation shall not:

(i)           declare or pay dividends, or make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of Common Stock or other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, except for any shares of Common Stock that the Corporation has the right or obligation to acquire pursuant to any stock-based compensation plan then in effect;

(ii)           declare or pay dividends, or make any other distributions, on the shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to or with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior or parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock, except for any shares of Common Stock that the Corporation has the right or obligation to acquire pursuant to any stock-based compensation plan then in effect; or

(iv)           redeem or purchase or otherwise acquire for consideration shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock or any increase in the authorized number of shares of Series A Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended or restated from time to time,, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $0.01 per whole share, or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of Series A Preferred Stock shares are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled in each case upon such liquidation, dissolution or winding up.

Section 7.  Consolidation, Merger, etc.  If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event that both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 shall control.

Section 8.  Effective Time of Adjustments.

(a)           Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(b)           The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof.  Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 9.  No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 10.  Rank.  Unless otherwise provided in the Certificate of Incorporation, as amended or restated from time to time, or a Certificate of Designations relating to the subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 11.  Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to that certain Rights Agreement dated as of December 9, 2008 entered into between the Corporation and the Rights Agent identified therein in whole shares. Except as otherwise provided in the Rights Agreement, no holder of any fraction of a share of Series A Preferred Stock shall be entitled to receive dividends, exercise voting rights, participate in distributions or to have the benefit of any of the other rights of holders of Series A Preferred Stock.  Under the terms of the Rights Agreement, in lieu of fractional shares, the Corporation, prior to the first issuance of any share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share or (2) to issue depository receipts evidencing authorized fractions of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of record of such depository receipts shall have the rights, privileges and preferences to which they are entitled as holders of record of the Series A Preferred Stock.

Section 12.  Amendment.  The Certificate of Incorporation, as amended or restated from time to time, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this 9th day of December, 2008.

3D SYSTEMS CORPORATION

By:           ______________________________
 Name:  Robert M. Grace, Jr.
 Title:  Vice President, General Counsel & Secretary

Exhibit B

Form of Right Certificate

Certificate No. R-                                                                                                                   Rights

NOT EXERCISABLE AFTER THE EARLIER OF (I) DECEMBER 22, 2011 OR SUCH LATER DATE AS DETERMINED BY THE COMPANY’S BOARD, OR (II) DECEMBER 22, 2018 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

3D SYSTEMS CORPORATION

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement dated as of December 9, 2008 (the “Agreement”) between 3D Systems Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., Eastern time, on the earlier to occur of (i) December 22, 2011 (or such later date as approved by the independent members of the Board of Directors of the Company (so long as such determination is made prior to December 22, 2011)), or (ii) December 22, 2018 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, par value $.001 per share, of the Company (the “Series A Preferred Shares”), at a purchase price of $55.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Series A Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of issue of this Right Certificate, based on the Series A Preferred Shares as constituted at such date.  As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Series A Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series A Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Series A Preferred Shares or shares of the Company’s Common Stock, par value $.001 per share.

No fractional Series A Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depositary receipts as set forth in Section 14(b) of the Rights Agreement), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series A Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement and the holder of the securities issued as a result thereof shall have become the holder of record of such securities.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of           , 20__.

3D SYSTEMS CORPORATION

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                  hereby sells, assigns and
transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby
irrevocably constitute and appoint                      Attorney, to transfer the within
Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________

Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.  Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To:  3D SYSTEMS CORPORATION

The undersigned hereby irrevocably elects to exercise                             Rights represented by this Right Certificate to purchase the Series A Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Series A Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature
Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.  Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

3D SYSTEMS CORPORATION

SUMMARY OF RIGHTS TO PURCHASE
SERIES A PREFERRED SHARES

On December 9, 2008, our Board of Directors adopted a Rights Agreement that is designed to benefit our stockholders and protect them from coercive or otherwise unfair takeover tactics that would not fully reflect the value of their equity interest in the Company.  Under the terms of this Rights Agreement, the Board declared a distribution in the nature of a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our Common Stock, $.001 per share.

While our Board terminated a previous rights plan in 2004, we believe that it is appropriate for our company to adopt a similar rights plan at this time in light of the severe turmoil that exists in the financial and securities markets and the resultant reduction over the course of 2008 in the Company’s open market value.  We believe that the current market value of the Company’s Common Stock does not accurately reflect the underlying value of the Company’s technology platforms or the prospects of its recently developed products.  Consequently, we believe that the Rights Agreement that we have approved should aid in its endeavors to realize full value of the stockholders’ interests in the event of an acquisition transaction, which we do not currently expect to occur.

The distribution provided for by the Rights Agreement is payable on December 22, 2008 to the stockholders of record of our Common Stock at the close of business on December 22, 2008 (the “Record Date.”)  Based on the 22,365,537 shares of Common Stock currently outstanding, we expect this dividend to result in the distribution of 22,365,537 Rights on the Record Date.  We do not expect any material change in the outstanding number of shares of Common Stock to occur before the Record Date, and we have no current plans to issue any material number of shares of Common Stock.

To provide for the distribution of this dividend, the Board approved the creation of a series of preferred stock consisting of one million shares of Series A Preferred Stock from our five million authorized and unissued shares of preferred stock, which have a par value of $.001 per share.  Each Right issued on the Record Date will entitle its holder to purchase, in the event that the Right becomes exercisable, one one-hundredth of a share of Series A Preferred Stock for a price of $55.00 per Right.

In general terms, the Rights Agreement would impose a significant penalty upon any Acquiring Person that acquires 15% or more of our outstanding Common Stock (including, for this purpose, Common Stock involved in derivative transactions and securities) without the approval of our Board.  While we do not currently expect any such event to occur, the Rights Agreement should not interfere with any merger or other business combination approved by our Board and it would not include Exempt Persons (as defined below) who remain passive investors.

For those interested in the specific terms of the Rights Agreement as entered between our Company and Computershare Trust Company, N.A., as the Rights Agent, on December 9, 2008, we provide the following summary description.  Please note, however, that this description is only a summary of the terms of the Rights Agreement, the Rights that will be issued under the Rights Agreement and the Series A Preferred Stock, is not complete, and should be read together with the entire Rights Agreement and the Certificate of Designation of the Series A Preferred Stock, which we have filed with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K dated December 9, 2008 and posted on our website.  A copy of the agreement is available free of charge from our Company.

The Rights

Our Board authorized the issuance of one Right for each outstanding share of Common Stock issued and outstanding on the Record Date.  Unless and until the Rights become exercisable, they will trade as part of, and will be inseparable from, our Common Stock.  Currently, the Rights will be evidenced only by the outstanding shares of Common Stock held of record by our stockholders on the Record Date.  An additional Right will be issued as part of, and will be inseparable from, each additional share of our Common Stock that we issue after the Record Date until the occurrence of any Distribution Date described below.

Exercisability

Outstanding Rights will not become exercisable until

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding Common Stock, or, if earlier,

•
10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The Rights Agreement defines the term “Acquiring Person” generally to mean any person who, together with all Affiliates and Associates of such person, is the beneficial owner of 15% or more of our outstanding Common Stock, including Common Stock involved in certain derivative transactions described in the Rights Agreement.  However, that definition does not generally include (i) the Company, any such Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan or (ii) any Exempt Person.  Our Board of Directors has the authority under the Rights Agreement to determine that a person who would otherwise be an Acquiring Person has become an Acquiring Person inadvertently, and to treat such person as not having become an Acquiring Person if such person divests as promptly as practicable a sufficient number of Common Stock so that such person would no longer be an Acquiring Person.

The Rights Agreement defines the term “Exempt Person” generally to mean certain holders of our Common Stock who are known to us as being the beneficial owners of more than 5% of our outstanding Common Stock as long as they continue to hold such shares of Common Stock as a passive investment in our securities.  These persons include (i) St. Denis J. Villere & Company, L.L.C., (ii) T. Rowe Price Associates, Inc., (iii) The Clark Estates, Inc., (iv) Daruma Asset Management, Inc., (vi) G. Walter Loewenbaum, II, (vii) Kevin S. Moore, and (viii) any affiliate or associate of any of the foregoing.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  As defined in the Rights Agreement, the Distribution Date generally means the earlier of (x) the close of business on the tenth day after the date of public announcement by the Company or an Acquiring Person that a person has become an Acquiring Person and (y) the close of business on the tenth business day after the date of the commencement of a tender or exchange offer the consummation of which would result in the person who is making such offer becoming an Acquiring Person.

As noted above, until a Distribution Date occurs, the outstanding shares of our Common Stock from time to time, whether or not such shares are certificated, will also evidence the Rights, and any transfer of shares of Common Stock or, in the case of certificated shares, certificates for Common Stock will constitute a transfer of the associated Rights.

After any Distribution Date occurs, the Rights will separate from the Common Stock and will be recorded in the records of the Rights Agent, either in certificated or uncertificated form. Only holders of record of outstanding Rights after the occurrence of a Distribution Date will be entitled to exercise any of the rights of a holder of Rights. Any Rights held by an Acquiring Person or any associate or affiliate of an Acquiring Person will be deemed to be void and may not be exercised by any such person.

Exercise Price

Once the Rights become exercisable following a Distribution Date, each Right will permit its holder to purchase from us one one-hundredth of a share of Series A Preferred Stock (“Series A Preferred Share”) for $55.00.  This portion of a Series A Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one one-hundredth of a share of Common Stock.

Prior to the occurrence of a Distribution Date and the subsequent exercise of the Rights by the holders of record thereof, the Rights do not give their holders any rights with respect to shares of Series A Preferred Stock, Common Stock or otherwise.

Consequences of Becoming an Acquiring Person

•
Flip In.  If a person or group becomes an Acquiring Person and a Distribution Date occurs, all holders of record of Rights except the Acquiring Person or any associate or affiliate thereof may purchase shares of our Common Stock for a price equal to the quotient obtained by dividing $55.00 per right (subject to adjustment as provided in the plan) by one-half of the then current market price of the Company’s Common Stock.

•
Flip Over.  If our Company is later acquired in a merger or similar transaction after a Distribution Date, all holders of record of Rights except the Acquiring Person or any associate or affiliate thereof may purchase shares of the acquiring corporation’s stock for a price equal to the quotient obtained by dividing $55.00 per right (subject to adjustment as provided in the plan) by one-half of the then current market price of the acquiring company’s common stock,  based on the market price of the acquiring corporation’s stock prior to such merger.

Expiration of Rights

The Rights will expire on the earlier to occur of (i) December 22, 2011, or such later date as approved by the independent members of the Board of Directors of the Company (so long as such determination is made prior to December 22, 2011), or (ii) December 22, 2018.  No payment will be made to the holder of any Right upon its expiration.

Redemption of Rights

Our Board may redeem the Rights for $0.001 per Right at any time prior to 10 days after such time that any person or group becomes an Acquiring Person.  If our Board redeems any Rights, it must redeem all of the Rights that are not deemed to be void.  Once the Rights are redeemed, the only right  of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of our Common Stock.

Exchange of Rights

After a person or group becomes an Acquiring Person, but before such Acquiring Person owns 50% or more of our outstanding Common Stock, our Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its affiliates or associates.

Provisions Related to Series A Preferred Shares

Once issued and outstanding, shares of Series A Preferred Stock:

•	Will not be redeemable.

•
Will entitle holders of record to receive cumulative cash dividends when, as and if declared by the Board in an amount equal to the amount, if any, of cash dividends paid on each share of Common Stock, and additional quarterly cash dividends equal to $1.00 per whole share of Series A Preferred Stock issued and outstanding less the per share amount of all cash dividends, if any, declared on our Common Stock, if any, before giving effect to the application of a Formula Number (as defined, which unless adjusted will equal 100), since the immediately preceding Quarterly Dividend Payment Date.

•
Will entitle holders of record upon liquidation to receive an amount equal to any accrued and unpaid dividends and distributions on shares of Series A Preferred Stock, whether or not declared, plus an amount equal to the greater of (i) $0.01 per whole share of Series A Preferred Stock and (ii) an aggregate amount per whole share of Series A Preferred Stock equal to a Formula Number (as defined, which unless adjusted will equal 100) then in effect times the aggregate amount to be distributed per share to holders of Common Stock.

•
Will generally have the same voting power as one share of Common Stock, will generally vote as a single class with our Common Stock and will have the right to vote as a single class with respect to such matters as are required by law.

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If shares of our Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle holders of record of Series A Preferred Stock to a per share payment generally equal to the payment to be made on one share of Common Stock.

The value of a Series A Preferred Share should approximate the value of one share of Common Stock.

Anti-Dilution Provisions

Our Board may adjust the purchase price of the Series A Preferred Shares to be paid upon the exercise of Rights, the number of Series A Preferred Shares issuable and the number of outstanding Rights from time to time to prevent dilution that may occur from any stock dividend, stock split or reclassification of the issued and outstanding Series A Preferred Shares or of our Common Stock or for certain other events set forth in the Rights Agreement.  No adjustments to the exercise price of any Right amounting to less than 1% will be made, but any such adjustment will be carried forward and applied with respect to any subsequent anti-dilution adjustment.

Amendments

The Rights Agreement may be amended by our Board in its sole discretion until such time as any person becomes an Acquiring Person.  After such time the Board may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

In addition, the Board may, at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than 10%; provided, however, that the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  The Board has no current intention to carry out any such amendment.